EXHIBIT 21

LIST OF SUBSIDIARIES

The following is a list of certain Duke Energy subsidiaries (50% owned or greater) and their respective states or countries of incorporation as of December 31, 2025:

Advance SC LLC (South Carolina)
Baker House Apartments LLC (North Carolina)
Bison Insurance Company Limited (South Carolina)
Caldwell Power Company (North Carolina)
Carofund, Inc. (North Carolina)
CaroHome, LLC (North Carolina)
Catamount Energy Corporation (Vermont)
Catawba Mfg. & Electric Power Co. (North Carolina)
Century Group Real Estate Holdings, LLC (South Carolina)
CGP Global Greece Holdings, SA (Greece)
Cinergy Climate Change Investments, LLC (Delaware)
Cinergy Corp. (Delaware)
Cinergy Global (Cayman) Holdings, Inc. (Cayman Islands)
Cinergy Global Holdings, Inc. (Delaware)
Cinergy Global Power, Inc. (Delaware)
Cinergy Global Resources, Inc. (Delaware)
Cinergy Global Tsavo Power (Cayman Islands)
Cinergy Receivables Company LLC (Delaware)
Cinergy Solutions - Utility, Inc. (Delaware)
CRNG-GA1, LLC (Delaware)
CSCC Holdings Limited Partnership (Canada (British Columbia))
CTE Petrochemicals Company (Cayman Islands)
D/FD Holdings, LLC (Delaware)
D/FD International Services Brasil Ltda. (Brazil)
D/FD Operating Services LLC (Delaware)
DE Nuclear Engineering, Inc. (North Carolina)
DE1 Holdings, LLC (Delaware)
DEC Purchasing Company, LLC (Delaware)
DEF Purchasing Company, LLC (Delaware)
DEGS O&M, LLC (Delaware)
DEGS of Narrows, LLC (Delaware)
DEGS Wind Supply II, LLC (Delaware)
DEGS Wind Supply, LLC (Delaware)
DEI Purchasing Company, LLC (Delaware)
DEP Purchasing Company, LLC (Delaware)
DER Holstein Holdings, LLC (Delaware)
DETMI Management, Inc. (Colorado)
Dixilyn-Field (Nigeria) Limited (Nigeria)
Dixilyn-Field Drilling Company (Delaware)
DTMSI Management Ltd. (Canada (British Columbia))
Duke CRNG-EquipCo, LLC (Delaware)
Duke CRNG-GA1, LLC (Delaware)
Duke CRNG-NC1, LLC (Delaware)
Duke Energy ACP, LLC (Delaware)
Duke Energy Americas, LLC (Delaware)

Duke Energy Arabian Limited (Gilbraltar)
Duke Energy Beckjord, LLC (Delaware)
Duke Energy Business Services LLC (Delaware)
Duke Energy Carolinas NC Storm Funding II LLC (Delaware)
Duke Energy Carolinas NC Storm Funding LLC (Delaware)
Duke Energy Carolinas Plant Operations, LLC (Delaware)
Duke Energy Carolinas SC Storm Funding LLC (Delaware)
Duke Energy Carolinas, LLC (North Carolina)
Duke Energy China Corp. (Delaware)
Duke Energy Clean Energy Resources, LLC (Delaware)
Duke Energy Commercial Enterprises, Inc. (Indiana)
Duke Energy Corporate Services, Inc. (Delaware)
Duke Energy Florida Project Finance, LLC (Delaware)
Duke Energy Florida Receivables LLC (Delaware)
Duke Energy Florida Solar Solutions, LLC (Delaware)
Duke Energy Florida, LLC (Florida)
Duke Energy Generation Services, Inc. (Delaware)
Duke Energy Group Holdings, LLC (Delaware)
Duke Energy Group, LLC (Delaware)
Duke Energy Indiana Holdco, LLC (Delaware)
Duke Energy Indiana, LLC (Indiana)
Duke Energy Industrial Sales, LLC
Duke Energy International Uruguay Investments, S.R.L. (Delaware)
Duke Energy International, LLC (Delaware)
Duke Energy Kentucky, Inc. (Kentucky)
Duke Energy Merchants, LLC (Delaware)
Duke Energy Mesteno, LLC (Delaware)
Duke Energy North America, LLC (Delaware)
Duke Energy Ohio, Inc. (Ohio)
Duke Energy One, Inc. (Delaware)
Duke Energy Pipeline Holding Company, LLC (Delaware)
Duke Energy Progress NC Storm Funding II LLC (Delaware)
Duke Energy Progress NC Storm Funding LLC (Delaware)
Duke Energy Progress Receivables LLC (Delaware)
Duke Energy Progress SC Storm Funding LLC (Delaware)
Duke Energy Progress, LLC (North Carolina)
Duke Energy Receivables Finance Company, LLC (Delaware)
Duke Energy Registration Services, Inc. (Delaware)
Duke Energy Royal, LLC (Delaware)
Duke Energy Sabal Trail, LLC (Delaware)
Duke Energy SAM, LLC (Delaware)
Duke Energy Services Canada ULC (Canada (British Columbia))
Duke Energy Services, Inc. (Delaware)
Duke Energy Supply Company, LLC (Delaware)
Duke Energy Transmission Holding Company, LLC (Delaware)
Duke Energy Vermillion II, LLC (Delaware)
Duke Foothills, LLC (Delaware)
Duke Investments, LLC (Delaware)
Duke Project Services, Inc. (North Carolina)

Duke SRNG-EquipCo, LLC (Delaware)
Duke SRNG-MA1, LLC (Delaware)
Duke SRNG-MA2, LLC (Delaware)
Duke SRNG-SE-GA1, LLC (Delaware)
Duke Supply Network, LLC (Delaware)
Duke SustainRNG Holding Corp. (Delaware)
Duke SustainRNG LLC (Delaware)
Duke Technologies, Inc. (Delaware)
Duke Upper Piedmont, LLC (Delaware)
Duke Ventures II, LLC (Delaware)
Duke Ventures Real Estate, LLC (Delaware)
Duke Ventures, LLC (Nevada)
Duke/Fluor Daniel (North Carolina)
Duke/Fluor Daniel Caribbean, S.E. (Puerto Rico)
Duke/Fluor Daniel International (Nevada)
Duke/Fluor Daniel International Services (Nevada)
Duke/Fluor Daniel International Services (Trinidad) Ltd. (Trinidad and Tobago)
Duke-American Transmission Company, LLC (Delaware)
Duke-Reliant Resources, Inc. (Delaware)
Eastman Whipstock do Brasil Ltda. (Brazil)
Eastover Land Company (Kentucky)
Eastover Mining Company (Kentucky)
Energy Pipelines International Company (Delaware)
eTransEnergy, LLC (Delaware)
Federal Way Powerhouse LLC (Delaware)
Fiber Link, LLC (Indiana)
Florida Progress Funding Corporation (Delaware)
Florida Progress, LLC (Florida)
Foothills Renewables LLC (Delaware)
Greenville Gas and Electric Light and Power Company (South Carolina)
Grove Arcade Restoration LLC (North Carolina)
Hardy Storage Company, LLC (West Virginia)
HGA Development, LLC (North Carolina)
Historic Property Management, LLC (North Carolina)
Kentucky May Coal Company, LLC (Virginia)
Kit Carson Windpower II Holdings, LLC (Delaware)
Kit Carson Windpower II, LLC (Delaware)
KO Transmission Company (Kentucky)
Los Vientos Windpower III Holdings, LLC (Delaware)
Los Vientos Windpower IV Holdings, LLC (Delaware)
Los Vientos Windpower V Holdings, LLC (Delaware)
Marzahl Powerhouse NJ LLC (Delaware)
MCP, LLC (South Carolina)
Mesteno Energy Holdings, LLC (Delaware)
Miami Power Corporation (Indiana)
National Methanol Company (IBN SINA) (Saudi Arabia)
Nemaha Windpower, LLC (Delaware)
PanEnergy Corp. (Delaware)
PeakNet Services, LLC (Delaware)

PeakNet, LLC (Delaware)
PHX Management Holdings, LLC (Delaware)
Piedmont ACP Company, LLC (North Carolina)
Piedmont Constitution Pipeline Company, LLC (North Carolina)
Piedmont ENCNG Company, LLC (North Carolina)
Piedmont Energy Company (North Carolina)
Piedmont Energy Partners, Inc. (North Carolina)
Piedmont Hardy Storage Company, LLC (North Carolina)
Piedmont Interstate Pipeline Company (North Carolina)
Piedmont Intrastate Pipeline Company (North Carolina)
Piedmont Natural Gas Company, Inc. (North Carolina)
PNG Purchasing Company, LLC (Delaware)
Powerhouse Square, LLC (North Carolina)
PRAIRIE, LLC (North Carolina)
Progress Capital Holdings, Inc. (Florida)
Progress Energy EnviroTree, Inc. (North Carolina)
Progress Energy, Inc. (North Carolina)
Progress Fuels, LLC (Delaware)
Progress Synfuel Holdings, Inc. (Delaware)
Progress Telecommunications Corporation (Florida)
PT Holding Company LLC (Delaware)
Reliant Services, LLC (Indiana)
Sandy River Timber, LLC (South Carolina)
South Construction Company, Inc. (Indiana)
Southern Power Company (North Carolina)
SRNG-GA1, LLC (Delaware)
SRNG-MA1, LLC (Delaware)
SRNG-MA2, LLC (Delaware)
Strategic Resource Solutions Corp., A North Carolina Enterprise Corporation (North Carolina)
TBP Properties, LLC (South Carolina)
TRES Timber, LLC (South Carolina)
Tri-State Improvement Company (Ohio)
Upper Piedmont Renewables LLC (Delaware)
Wateree Power Company (South Carolina)
Western Carolina Power Company (North Carolina)